Vasomedical, Inc.
180 Linden Avenue
Westbury, New York 11590
Tel: (516) 997-4600 Fax: (516) 997-2299
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                                  NEWS RELEASE
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Vasomedical, Inc.                       Lippert/Heilshorn & Associates, Inc.
Thomas W. Fry, CFO                      Kim Sutton Golodetz (kgolodetz@lhai.com)
(516) 997-4600                          (212) 838-3777
investorrelations@vasomedical.com       Bruce Voss (bvoss@lhai.com)
                                        (310) 691-7100


        VASOMEDICAL REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS

WESTBURY, N.Y. (April 14, 2005) - Vasomedical, Inc. (Nasdaq SC: VASO), a leader in the non-invasive treatment and management of cardiovascular diseases, today announced financial results for the three and nine months ended February 28, 2005.

For the third quarter of fiscal 2005, Vasomedical recorded total revenues of $3.0 million, compared with total revenues of $6.0 million for the third quarter of fiscal 2004. The Company reported a net loss for the third quarter of fiscal 2005 of $2.0 million, or $0.03 per share, compared with a net loss of $0.3 million, or $0.01 per share, in the year-ago quarter.

"We believe the decline in domestic units shipped reflects weakened demand for new EECP(R) therapy systems in the refractory angina market as existing capacity is more fully utilized, coupled with increased competition from surgical procedures, mainly the use of drug-eluting stents," said Tom Glover, president and chief executive officer of Vasomedical. "In light of the positive clinical trial data that were presented at the American College of Cardiology Scientific Session on March 8, 2005, we are optimistic that the Centers for Medicare and Medicaid Services (CMS) will render a favorable reimbursement decision for the use of EECP therapy to treat congestive heart failure (CHF)."

Vasomedical intends to submit a coverage application to CMS in parallel with publication of the results of the PEECH clinical study in a major peer-reviewed medical journal, which is a prerequisite for final decision. CMS typically requires six to nine months to render a draft coverage decision once an application is submitted. The Company is hopeful CMS will implement a final favorable coverage decision by March 2006.

"Following the release of top-line results from the PEECH clinical trial we have heard from physicians and others who consider the PEECH results to be an important step forward in the treatment of CHF. These physicians understand that an increase in exercise time for CHF sufferers means the ability to perform normal daily activities that most people take for granted, but are often impossible for those with CHF. Furthermore, as shown by trial data, patients who did not receive EECP therapy deteriorated on several key metrics, while patients who received EECP therapy improved. We believe CMS will look at these data and see that EECP therapy, from both clinical and qualitative points of view, can be instrumental in relieving symptoms and improving the quality of lives of CHF patients," commented Mr. Glover.

For the first nine months of fiscal 2005, total revenues were $11.2 million, compared with $16.3 million for the first nine months of fiscal 2004. The net loss for the nine months ended February 28, 2005 was $4.6 million, or $0.08 per share, compared with a net loss of $2.7 million, or $0.05 per share, for the nine months ended February 29, 2004.

Cash, cash equivalents, certificates of deposit and treasury bills at February 28, 2005 were $4.0 million, compared with $7.5 million at May 31, 2004.

Conference Call

The Company will host a conference call to discuss these financial results today beginning at 4:30 p.m. Eastern Time. To participate in the live call by telephone, please dial (800) 639-0297 from the U.S., or (706) 634-7417 from outside the U.S. A telephone replay will be available until 11:59 p.m. Eastern Time April 16, 2005 by dialing (800) 642-1687 from the U.S. or (706) 645-9291 for international callers and entering passcode 5171478.

Those interested in listening to the conference call live via the Internet may do so by visiting the Company's web site at www.vasomedical.com, under the investor relations tab. The webcast will be archived for 30 days.

About EECP(R) Therapy

EECP(R) external counterpulsation therapy is typically given in 35 one-hour-sessions over seven weeks. Patients lie down on a padded table and their calves, lower thighs and upper thighs are wrapped in a cuff set. The system, which is synchronized to the individual patient's cardiac cycle, inflates the cuffs with air to create external pressure when the heart is resting (diastole) and deflates the cuffs just before the heart beats (systole). The system's action, which pulses counter to the heart's beating, increases blood flow to the heart muscle and decreases the heart's workload, creating a greater oxygen supply for the heart muscle while lowering the heart's need for oxygen.

About Vasomedical, Inc.

Vasomedical, Inc. is primarily engaged in designing, manufacturing, marketing and supporting EECP(R) external counterpulsation systems based on the Company's proprietary technology. EECP(R) is a non-invasive, outpatient therapy for the treatment of diseases of the cardiovascular system currently indicated for use in cases of angina, cardiogenic shock, acute myocardial infarction and congestive heart failure. The therapy serves to increase circulation in areas of the heart with less than adequate blood supply and may restore systemic vascular function. The Company provides hospitals, clinics and private practices with EECP(R) equipment, treatment guidance and a staff training and maintenance program designed to provide optimal patient outcomes. EECP(R) is a registered trademark for Vasomedical's enhanced external counterpulsation system. Additional information is available on the Company's website at www.vasomedical.com.

Except for historical information contained in this release, the matters discussed are forward-looking statements that involve risks and uncertainties. When used in this report, words such as "anticipated," "believes," "could," "estimates," "expects," "may," "plans," "potential" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Among the factors that could cause actual results to differ materially are the following: the effect of the dramatic changes taking place in the healthcare environment; the impact of competitive procedures and products and their pricing; medical insurance reimbursement policies; unexpected manufacturing or supplier problems; unforeseen difficulties and delays in the conduct of clinical trials and other product development programs; the actions of regulatory authorities and third-party payers in the United States and overseas; uncertainties about the acceptance of a novel therapeutic modality by the medical community; and the risk factors reported from time to time in the Company's SEC reports. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

                               (Tables to follow)

                       Vasomedical, Inc. and Subsidiaries

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                                  February 28,       May 31, 2004
                                                                                      2005
                                  ASSETS                                          (Unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                                      $1,229              $6,365
     Certificates of deposit and treasury bills                                      2,764               1,181
     Accounts receivable, net of an allowance for doubtful accounts of
       $521 at February 28, 2005and $699 and May 31, 2004                            1,589               5,522
     Inventories                                                                     3,613               2,374
     Other current assets                                                              437                 272
                                                                                 --------------      -------------
         Total current assets                                                        9,632              15,714

PROPERTY AND EQUIPMENT, net                                                          2,265               2,431
DEFERRED INCOME TAXES                                                               14,582              14,582
OTHER ASSETS                                                                           319                 297
                                                                                 --------------      -------------
                                                                                   $26,798             $33,024
                                                                                 ==============      =============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable and accrued expenses                                          $2,307              $3,122
     Current maturities of long-term debt and notes payable                            145                 137
     Sales tax payable                                                                 228                 353
     Deferred revenues                                                               1,647               1,735
     Accrued warranty and customer support expenses                                    106                 162
     Accrued professional fees                                                         115                  92
     Accrued commissions                                                               106                 341
                                                                                 --------------      -------------
         Total current liabilities                                                   4,654               5,942

LONG-TERM DEBT                                                                         985               1,093
ACCRUED WARRANTY COSTS                                                                  17                  83
DEFERRED REVENUES                                                                      877               1,112
OTHER LIABILITIES                                                                      101                 200

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock, $.01 par value; 1,000 shares authorized; none issued
       and outstanding                                                                  --                  --
     Common stock, $.001 par value; 110,000 shares authorized; 58,553 and
       58,419 shares at February 28, 2005 and May 31, 2004, respectively,
       issued and outstanding                                                           58                  58
     Additional paid-in capital                                                     51,451              51,320
     Accumulated deficit                                                           (31,345)            (26,784)
                                                                                 --------------      -------------
         Total stockholders' equity                                                 20,164              24,594
                                                                                 --------------      -------------

                                                                                   $26,798             $33,024
                                                                                 ==============      =============

                       Vasomedical, Inc. and Subsidiaries

                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                       Nine Months Ended                     Three Months Ended
                                                -------------------------------        ------------------------------
                                                February 28,      February 29,         February 28,      February 29,
                                                    2005              2004                 2005              2004
                                                -------------     -------------        -------------    -------------
Revenues
   Equipment sales                                 $8,629           $14,148               $2,131           $5,185
   Equipment rentals and services                   2,618             2,132                  833              765
                                                -------------     -------------        -------------    -------------
                                                  $11,247           $16,280               $2,964           $5,950

Cost of sales and services
   Cost of sales, equipment                         3,035             4,618                  832            1,628
   Cost of equipment rentals and services             965               948                  333              305
                                                -------------     -------------        -------------    -------------
                                                    4,000             5,566                1,165            1,933

                                                -------------     -------------        -------------    -------------
   Gross Profit                                     7,247            10,714                1,799            4,017

Expenses
   Selling, general and administrative              9,089             9,218                2,948            3,083
   Research and development                         2,521             2,997                  863            1,044
   Provision for doubtful accounts                    135             1,147                    2              162
   Interest expense and financing costs                85               101                   26               35
   Interest and other income, net                     (52)             (115)                 (21)              (7)
                                                -------------     -------------        -------------    -------------
                                                   11,778            13,348                3,818            4,317

                                                -------------     -------------        -------------    -------------
LOSS BEFORE INCOME TAXES                           (4,531)           (2,634)              (2,019)            (300)
   Income tax expense, net                            (30)              (30)                  (8)             (10)
                                                -------------     -------------        -------------    -------------
NET LOSS                                          ($4,561)          ($2,664)             ($2,027)           ($310)
                                                =============     =============        =============    =============


Net loss per common share
     - basic                                        ($0.08)           ($0.05)              ($0.03)          ($0.01)
                                                =============     =============        =============    =============
     - diluted                                      ($0.08)           ($0.05)              ($0.03)          ($0.01)
                                                =============     =============        =============    =============

Weighted average common shares outstanding
     - basic                                        58,546            57,847               58,553           57,887
                                                =============     =============        =============    =============
     - diluted                                      58,546            57,847               58,553           57,887
                                                =============     =============        =============    =============






REVENUES BY GEOGRAPHIC REGION
United States business                            $10,571           $15,586               $2,791           $5,631
Non-domestic business                                 676               694                  173              319
                                                -------------     -------------        -------------    -------------
  Total                                           $11,247           $16,280               $2,964           $5,950
                                                =============     =============        =============    =============

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